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                                                                      Exhibit 21



                              LIST OF SUBSIDIARIES

Name                                          Jurisdiction of Incorporation
----                                          -----------------------------
Duck Ventures, Inc.                                       Arizona
Ugly Duckling Car Sales, Inc.                             Arizona
Champion Acceptance Corp.                                 Arizona
Champion Financial Services, Inc.                         Arizona
Champion Receivables Corp.                                Delaware
Cygnet Finance, Inc.                                      Arizona
Drake Insurance Services, Inc.                            Arizona
Drake Insurance Agency, Inc.                              Arizona
Udrac Rentals, Inc.                                       Arizona
Ugly Duckling Car Sales Florida, Inc.                     Florida
Ugly Duckling Car Sales New Mexico, Inc.                  New Mexico
Udrac, Inc.                                               Arizona
Ugly Duckling Car Sales Texas, LLP                        Arizona
Ugly Duckling Car Sales Georgia, Inc.                     Georgia
Ugly Duckling Car Sales California, Inc.                  California
Cygnet Finance Alabama, Inc.                              Arizona
Drake Property and Casualty Life Insurance Co.            Turks & Caicos
Drake Life Insurance Co.                                  Turks & Caicos
Champion Receivables Corp. II                             Delaware